UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2012, Wayne Gordon was appointed as the interim Chief Executive Officer of Granite Falls Energy, LLC (the "Company"). The effective date of the appointment is February 10, 2012. As the interim chief executive officer, Mr. Gordon has assumed the duties of the office of the Company’s Chief Executive Officer. The effective date of Mr. Gordon’s appointment coincides with the departure of the Company’s former Chief Executive Officer on February 10, 2012, as previously announced by the Company in a press release dated January 20, 2012.

Mr. Gordon, age 66, has been the general manager of several agricultural cooperatives for the last 39 years. The last 13 years he has focused primarily on providing consulting and managing services to various agricultural and ethanol firms in the upper Midwest. Mr. Gordon is a graduate of the University of Minnesota and is active in the Gordon Family Farm operation located in Jackson and Nobles County, Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: February 10, 2012	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer